UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No. ____)

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FIRST INTERSTATE BANCSYSTEM, INC.

(Name of Registrant as Specified in its Charter)

N/A

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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1

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
PROXY STATEMENT
INFORMATION CONCERNING SOLICITATION AND VOTING
PROPOSAL ONE
PROPOSAL TWO
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT AND RELATED STOCKHOLDER MATTERS
DIRECTORS AND EXECUTIVE OFFICERS
COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
SHAREHOLDER PROPOSALS
OTHER MATTERS
APPENDIX A

FIRST INTERSTATE BANCSYSTEM, INC.
401 North 31st Street
P.O. Box 30918
Billings, Montana 59116-0918
(406) 255-5390

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
To Be Held May 6, 2005

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of First Interstate BancSystem, Inc. (the “Company”) will be held on Friday, May 6, 2005 at 8:00 a.m., Mountain Time, at the Casper Petroleum Club, 1301 Wilkins Circle, Casper, Wyoming 82602, for the following purposes:

1.	To elect six (6) directors of the Company;

2.	To ratify the appointment of McGladrey & Pullen as independent certified public accountants for the Company’s fiscal year ending December 31, 2005; and

3.	To transact such other business as may properly come before the meeting or any adjournment thereof.

     Only holders of record of the Company’s common stock at the close of business on February 28, 2005 will be entitled to notice of, and to vote at, the Annual Meeting and any adjournment thereof. Whether or not you plan to attend the Annual Meeting, please complete, sign, date and return the enclosed proxy. Prior to the actual voting thereof, a proxy may be revoked by the person executing the proxy: (i) by filing with the Secretary of the Company an instrument of revocation, or (ii) by voting or delivering a later executed proxy at the Annual Meeting. The giving of a proxy will not affect your right to vote in person if you attend the meeting.

BY ORDER OF THE BOARD OF DIRECTORS

/s/ THOMAS W. SCOTT

Thomas W. Scott
Chairman of the Board of Directors

Billings, Montana
March 31, 2005

YOUR VOTE IS IMPORTANT. TO VOTE YOUR SHARES, PLEASE MARK, SIGN AND DATE THE ENCLOSED PROXY AND MAIL IT PROMPTLY IN THE ENCLOSED RETURN ENVELOPE.

FIRST INTERSTATE BANCSYSTEM, INC.
401 North 31st Street
P.O. Box 30918
Billings, Montana 59116-0918
(406) 255-5390

PROXY STATEMENT

     This Proxy Statement is furnished to the shareholders of First Interstate BancSystem, Inc. (the “Company” or “FIBS”) in connection with the solicitation of proxies of the Company’s shareholders by the Board of Directors to be voted at the Annual Meeting of Shareholders (the “Annual Meeting”) of the Company to be held on May 6, 2005 at 8:00 a.m., Mountain Time, at the Casper Petroleum Club, 1301 Wilkins Circle, Casper, Wyoming 82602, or any adjournment thereof.

     February 28, 2005 (the “Record Date”) is the Record Date for determining the holders of record of shares of the common stock of the Company (the “Common Stock”) entitled to notice of, and to vote at, the Annual Meeting of the Company and any adjournment thereof.

     The mailing of this Proxy Statement to shareholders of the Company commenced on or about March 31, 2005. The Company’s Annual Report on Form 10-K (the “Annual Report”), which includes audited financial statements for the fiscal year ended December 31, 2004, is being mailed to shareholders of the Company simultaneously with this Proxy Statement. All costs incurred in connection with the mailing of this Proxy Statement will be borne by the Company.

INFORMATION CONCERNING SOLICITATION AND VOTING

     Only holders of record of Common Stock at the close of business on the Record Date are entitled to vote at the Annual Meeting. A quorum for the purposes of conducting business at the Annual Meeting is a majority of the outstanding shares of Common Stock entitled to vote. As of the Record Date, the Company had 7,972,608 shares of Common Stock outstanding and entitled to vote. Holders of Common Stock are entitled to one vote per share of Common Stock at the Annual Meeting.

     All proxies that are properly executed and received in a timely manner will be voted in accordance with the instructions noted thereon. Any proxy which does not specify to the contrary will be voted in accordance with the recommendations of the Board of Directors as to the proposals. A shareholder granting a proxy in the form enclosed has the right to revoke it any time before it is voted by filing with the Secretary of the Company an instrument of revocation or by voting or delivering a later executed proxy at the Annual Meeting.

     If a shareholder abstains from voting on any matter, the Company intends to count the abstention as present for purposes of determining whether a quorum is present at the Annual Meeting for the transaction of business. Therefore, abstentions have the same effect as votes against the proposals, except with respect to the election of directors, in which case abstentions have the effect of neither votes cast for nor against specified director nominees. Any broker non-votes will be treated the same as abstentions.

     When a quorum is present in the election of directors, the nominees receiving the greatest number of votes will be elected to the Company’s Board of Directors. With respect to all other matters which may properly come before the Annual Meeting, unless a greater number of votes is required by law or by the Company’s Articles of Incorporation, when a quorum exists a matter will be approved by the shareholders if the votes cast in favor of the matter exceed the votes cast in opposition.

PROPOSAL ONE
ELECTION OF DIRECTORS

     In accordance with the Company’s amended Bylaws, the number of directors of the Company shall be at least five and not more than eighteen. There are currently seventeen directors. The Board is divided into three groups with staggered three-year terms. C. Gary Jennings will resign as a director, effective May 6, 2005. The Company intends to elect a replacement for Mr. Jennings.

     Six directors will be elected at the Annual Meeting to serve three-year terms, or until their respective successors have been elected and appointed. The Board of Directors has nominated for election as directors, James W. Haugh, Robert L. Nance, Randall I. Scott, Thomas W. Scott, Michael J. Sullivan and Martin A. White. All director nominees, except Martin A. White, are current members of the Board of Directors of the Company.

     Unless authority to vote is withheld, the person named in the enclosed Proxy will vote the shares represented by such proxy for the election of the nominees named herein. If, at the time of the Annual Meeting, any nominee shall become unavailable for any reason for election as a director, the person entitled to vote the proxy will vote for the election of such substitute(s) as the Board of Directors may recommend. At this time, the Board of Directors knows of no reason why any nominee might be unavailable to serve.

     The following table sets forth certain information regarding the nominees for election at the Annual Meeting and the directors continuing in office after the Annual Meeting.

BOARD OF DIRECTOR NOMINEES

BOARD NOMINEES FOR A THREE-YEAR TERM EXPIRING IN 2008

Name and Age	Director Since	Principal Occupation

James W. Haugh, 67	1997	Financial Consultant and Founder of American Capital, L.L.C.

Robert L. Nance, 68	2001	President and Chief Executive Officer, Nance Petroleum Corporation

Randall I. Scott, 51	2003	Managing General Partner, Nbar5 Limited Partnership

Thomas W. Scott, 61	1971	Chairman of the Board of Directors, First Interstate BancSystem, Inc.

Michael J. Sullivan, 65	2003	Partner, Rothgerber Johnson & Lyons LLP

Martin A. White, 63	Not previously a director	President and Chief Executive Officer, MDU Resources Group, Inc.

DIRECTORS CONTINUING IN OFFICE AFTER ANNUAL MEETING

	Director	Term
Name and Age	Since	Expires	Principal Occupation

Elouise C. Cobell, 59	2001	2006	Executive Director, Native American Community Development Corporation

David H. Crum, 60	2000	2007	President and Chief Executive Officer, Crum Electric Supply Co., Inc.

Richard A. Dorn, 52	2001	2006	Owner, Dorn Property X-change, Dorn Property and Homes LLC, Dorn Realty P.C. and Richard A. Dorn Farms; President, Dorn/Wilson Development Co.

William B. Ebzery, 54	2001	2007	Owner, Cypress Capital Management, LLC

Charles M. Heyneman, 44	2004	2007	Application Developer, First Interstate Bank

Lyle R. Knight, 59	1998	2006	President and Chief Executive Officer, First Interstate BancSystem, Inc.

Terry W. Payne, 63	2000	2007	President and Chief Executive Officer, Terry Payne & Co., Inc.

Homer A. Scott, Jr., 70	1971	2007	Chairman, Chief Executive Officer and President, Sugarland Enterprises, Inc.

James R. Scott, 55	1971	2006	Vice Chairman of the Board of Directors, First Interstate BancSystem, Inc.

Julie A. Scott, 33	2002	2006	Vice President and Commercial Loan Officer, First Interstate Bank, Sheridan, Wyoming Branch Office

Sandra A. Scott Suzor, 45	2000	2006	Partner and Director of Sales and Marketing, Powder Horn Ranch and Golf Club; Owner, Powder Horn Realty Co.

PROPOSAL TWO
RATIFICATION OF APPOINTMENT OF
INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

     McGladrey & Pullen LLP was appointed by the Audit Committee of the Board of Directors as the Company’s independent certified public accountants for the fiscal year ending December 31, 2005.

     The Board of Directors is submitting its appointment of McGladrey & Pullen LLP as the Company’s independent certified public accountants for the fiscal year ending December 31, 2005 for shareholder ratification at the Annual Meeting. Representatives of McGladrey & Pullen LLP are not expected to be present at the Annual Meeting.

     The Board of Directors considers McGladrey & Pullen LLP to be well-qualified and recommends that shareholders vote FOR ratification of its appointment as the Company’s independent certified public accountants. Proxies solicited hereby will be voted for the proposal unless a vote against the proposal or abstention is specifically indicated.

SECURITY OWNERSHIP OF
CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
AND RELATED STOCKHOLDER MATTERS

     The following table sets forth information as of December 31, 2004 with respect to the beneficial ownership of the Common Stock for (i) each person who is known by the Company to own beneficially more than 5% of the Common Stock, (ii) each of the Company’s directors and director nominees, (iii) each of the executive officers named in the Summary Compensation Table, and (iv) all directors and executive officers as a group. Unless otherwise indicated in the notes to the table, all shares shown in the following table are owned both of record and beneficially, and each of the following parties has voting and/or investment power with respect to such shares.

BENEFICIAL OWNERSHIP TABLE

	Number of	Percent of Class
	Shares	Beneficially
Beneficial Owner(1)	Beneficially Owned	Owned

James R. Scott(2)	1,206,743	15.13%
P. O. Box 7113
Billings, Montana 59103

Randall I. Scott(3)	1,107,531	13.89%
P.O. Box 30918
Billings, Montana 59116

First Interstate Bank(4)	901,714	11.31%
401 North 31st Street
Billings, Montana 59101

Thomas W. Scott(5)	744,697	9.29%
P.O. Box 30918
Billings, Montana 59116

Homer A. Scott, Jr. (6)	706,115	8.86%
P.O. Box 2007
Sheridan, Wyoming 82801

John M. Heyneman, Jr.(7)	432,288	5.42%
HC 64 Box 65
Ranchester, Wyoming 82839

Julie A. Scott(8)	248,474	3.12%

Lyle R. Knight(9)	101,793	1.26%

Sandra A. Scott Suzor(10)	83,162	1.04%

Terrill R. Moore (11)	50,194	0.63%

BENEFICIAL OWNERSHIP TABLE (continued)

	Number of	Percent of Class
	Shares	Beneficially
Beneficial Owner(1)	Beneficially Owned	Owned

Edward Garding(12)	46,752	0.58%

Robert A. Jones(13)	40,010	0.50%

Charles M. Heyneman(14)	34,619	0.43%

Terry W. Payne(15)	25,853	0.32%

William B. Ebzery(15)	23,901	0.30%

Robert L. Nance(15)	21,445	0.27%

Ralph K. Cook(16)	20,073	0.25%

James W. Haugh(17)	11,550	0.14%

David H. Crum(18)	7,620	0.10%

Richard A. Dorn(15)	6,228	0.08%

C. Gary Jennings(15)	4,928	0.06%

Elouise C. Cobell(15)	2,868	0.04%

Michael J. Sullivan(19)	2,468	0.03%

Martin A. White	0	0.0%

All directors and executive officers as a group (27 persons)(20)	5,060,901	60.88%

(1)	Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to the securities owned. Shares of Common Stock subject to options currently exercisable or exercisable within 60 days of December 31, 2004, are deemed outstanding for purposes of computing the percentage owned by the person or entity holding such securities, but are not deemed outstanding for purposes of computing the percentage owned by any other person or entity.

(2)	Includes 552,759 shares owned beneficially as managing partner of J.S. Investments Limited Partnership; 8,810 shares owned beneficially as President of the James R. and Christine M. Scott Family Foundation; 31,450 shares owned beneficially as conservator for a Scott family member; and, 3,572 shares issuable under stock options currently exercisable or exercisable within 60 days of December 31, 2004.

(3)	Includes 948,919 shares owned beneficially as managing general partner of Nbar5 Limited Partnership; 11,200 shares owned beneficially as general partner of Nbar5 A Limited Partnership; 107,295 shares owned beneficially as trustee for Scott family members; and, 487 shares issuable under stock options currently exercisable or exercisable within 60 days of December 31, 2004.

(4)	Includes 588,370 shares owned beneficially as trustee of the Savings and Profit Sharing Plan for Employees of First Interstate BancSystem, Inc. and 313,344 shares owned beneficially as trustee for Scott family members.

(5)	Includes 47,450 shares issuable under stock options currently exercisable or exercisable within 60 days of December 31, 2004.

(6)	Includes 2,633 shares issuable under stock options currently exercisable or exercisable within 60 days of December 31, 2004.

(7)	Includes 288,947 shares owned beneficially as managing general partner of Towanda Investments, Limited Partnership and 107,295 shares owned beneficially as trustee for Scott family members.

(8)	Includes 913 shares issuable under stock options currently exercisable or exercisable within 60 days of December 31, 2004.

(9)	Includes 87,075 shares issuable under stock options currently exercisable or exercisable within 60 days of December 31, 2004.

(10)	Includes 3,462 shares issuable under stock options currently exercisable or exercisable within 60 days of December 31, 2004.

(11)	Includes 34,300 shares issuable under stock options currently exercisable or exercisable within 60 days of December 31, 2004.

(12)	Includes 29,900 shares issuable under stock options currently exercisable or exercisable within 60 days of December 31, 2004.

(13)	Includes 26,380 shares issuable under stock options currently exercisable or exercisable within 60 days of December 31, 2004.

(14)	Includes 200 shares issuable under stock options currently exercisable or exercisable within 60 days of December 31, 2004.

(15)	Includes 2,628 shares issuable under stock options currently exercisable or exercisable within 60 days of December 31, 2004.

(16)	Includes 10,815 shares issuable under stock options currently exercisable or exercisable within 60 days of December 31, 2004.

(17)	Includes 3,572 shares issuable under stock options currently exercisable or exercisable within 60 days of December 31, 2004.

(18)	Includes 4,992 shares held in trust for Crum family members and 2,628 shares issuable under stock options currently exercisable or exercisable within 60 days of December 31, 2004.

(19)	Includes 487 shares issuable under stock options currently exercisable or exercisable within 60 days of December 31, 2004.

(20)	Includes an aggregate of 343,187 shares issuable under stock options currently exercisable or exercisable within 60 days of December 31, 2004.

DIRECTORS AND EXECUTIVE OFFICERS

     The following table sets forth information concerning each of the directors and executive officers of the Company:

DIRECTORS AND EXECUTIVE OFFICERS

Name	Age	Position

Thomas W. Scott	61	Chairman of the Board
James R. Scott	55	Vice Chairman of the Board
Lyle R. Knight	59	President, Chief Executive Officer and Director
Terrill R. Moore	52	Executive Vice President and Chief Financial Officer
Edward Garding	55	Executive Vice President and Chief Credit Officer
Robert A. Jones	58	Executive Vice President and Chief Administration Officer
Ralph K. Cook	59	Senior Vice President and Branch Administration Officer
Elouise C. Cobell	59	Director
David H. Crum	60	Director
Richard A. Dorn	52	Director
William B. Ebzery	54	Director
James W. Haugh	67	Director
Charles M. Heyneman	44	Director
C. Gary Jennings(1)	66	Director
Robert L. Nance	68	Director
Terry W. Payne	63	Director
Homer A. Scott, Jr.	70	Director
Julie A. Scott	33	Director
Randall I. Scott	51	Director
Michael J. Sullivan	65	Director
Sandra A. Scott Suzor	45	Director
Martin A. White(2)	63	Director Nominee

(1)	Term expires May 6, 2005. Not a nominee for re-election.

(2)	Director nominee.

Business Biographies

     Thomas W. Scott has been the Chairman of the FIBS Board since January 2004 and a director of FIBS (or its predecessors) since 1971. Mr. Scott served as Chief Executive Officer of FIBS from 1978 through 2003. In addition, Mr. Scott has been Chairman of the Board of First Interstate Bank (“FIB”), the bank subsidiary of FIBS, since January 2002 and has served as a director of First Interstate BancSystem Foundation since 1990. Mr. Scott is the brother of Homer A. Scott, Jr. and James R. Scott, the father of Julie A. Scott, and the uncle of Charles M. Heyneman, Sandra A. Scott Suzor and Randall I. Scott.

     James R. Scott has been a director of FIBS since 1971 and the Vice Chairman of the Board since 1990. In addition, Mr. Scott has served as Chairman of First Interstate BancSystem Foundation since 1990. Mr. Scott is the brother of Homer A. Scott, Jr. and Thomas W. Scott, and the uncle of Charles M. Heyneman, Sandra A. Scott Suzor, Randall I. Scott and Julie A. Scott.

     Lyle R. Knight has been the Chief Executive Officer of FIBS since January 2004, the President of FIBS since 1998 and the President and Chief Operating Officer of FIB since 2002. Prior to his current appointments, Mr. Knight was the Chief Operating Officer of FIBS from 1998 to 2003. Mr. Knight has also served as a director of FIBS, FIB and First Interstate BancSystem Foundation since 1998. Prior to FIBS, Mr. Knight was President and Chief Executive Officer of a large multi-branch bank in Nevada and the President of a large Arizona-based bank.

     Terrill R. Moore has been an Executive Vice President of FIBS since January 2004 and Chief Financial Officer of FIBS since 1989. Prior to his current appointments, Mr. Moore was a Senior Vice President of FIBS from 1989 through 2003. In addition, Mr. Moore has been a director of FIB since 2001. Prior to joining the FIBS management team, Mr. Moore served in various finance and accounting positions within the Company since 1979.

     Edward Garding has been an Executive Vice President of FIBS since January 2004 and Chief Credit Officer of FIBS since 1999. Mr. Garding served as a Senior Vice President of FIBS from 1996 through 2003, President of FIB from 1998 to 2001 and President of the Sheridan branch of FIB from 1988 to 1996. In addition, Mr. Garding has been a director of FIB since 1998. Prior to joining the FIBS management team in 1996, Mr. Garding served in various positions within the Company since 1971.

     Robert A. Jones has been an Executive Vice President of FIBS since January 2004 and Chief Administration Officer of FIBS since 2003. Prior to these appointments, Mr. Jones was Senior Vice President of the Human Asset Management Group of FIBS from 1996 to 2002 and General Auditor of FIBS from 1980 to 1996. In addition, Mr. Jones has been a director of FIB since 2001.

     Ralph K. Cook has been a Senior Vice President and Branch Administration Officer of FIBS since 2003. Previously, Mr. Cook served FIB as a Regional President from 1999 to 2003, President of the Great Falls branch from 1996 to 2003 and Vice President from 1993 to 1996.

     Elouise C. Cobell has been a director of the Company since 2001. Ms. Cobell has been the Executive Director of Native American Community Development Corporation since 2001 and the Project Director of the Individual Monies Trust Correction and Recovery Project since 1996. Ms. Cobell also served as Director of the Blackfeet Reservation Development Fund, Inc. from 1991 to 2001 and as Chairman of the Board of Directors of Blackfeet National Bank from 1987 to 2001. Ms. Cobell has served as a director of Native American Bank since 2002 and as a director of First Interstate BancSystem Foundation since 1998.

     David H. Crum has been a director of the Company since 2000. Mr. Crum founded Crum Electric Supply, a distributor of electrical equipment, in 1976 and has been President and Chief Executive Officer of that company since its inception.

     Richard A. Dorn has been a director of the Company since 2001. Mr. Dorn has been the owner of Dorn Property X-change, a real estate holding, investment and rental management company, since 1978; Dorn Property and Homes LLC, a new home construction company, since 2002; and Dorn Realty P.C. since 2003. In addition, Mr. Dorn has been the president and 50% owner of Dorn/Wilson Development Co. since 1999. Mr. Dorn also has owned and operated Richard A. Dorn Farms since 1973.

     William B. Ebzery has been a director of the Company since 2001. Mr. Ebzery is a certified public accountant, registered investment advisor and stockbroker. Mr. Ebzery has been the owner of Cypress Capital Management, LLC since 2004. Prior to Cypress Capital Management, LLC, Mr. Ebzery was a partner in the certified public accounting firm of Pradere, Ebzery, Mohatt & Rinaldo since 1975.

     James W. Haugh has been a director of the Company since 1997. Mr. Haugh formed American Capital LLC, a financial consulting firm, in 1994 and has operated this firm since its inception. Prior to forming American Capital LLC, Mr. Haugh was a partner in KPMG LLP, a certified public accounting firm.

     Charles M. Heyneman has been a director of the Company since 2004. Mr. Heyneman has been an application developer for FIB since 2004. Prior to this appointment, Mr. Heyneman was an application developer for i_Tech Corporation, a nonbank subsidiary of FIBS, from 2000 to 2004 and held loan review officer and credit analyst positions with FIB from 1993 to 2003. Mr. Heyneman is the nephew of Homer A. Scott, Jr., James R. Scott and Thomas W. Scott, and the cousin of Sandra A. Scott Suzor, Randall I. Scott and Julie A. Scott.

     C. Gary Jennings has been a director of the Company since 2001. Mr. Jennings has served as President of Jennings Farms, Inc., a farming and ranching operation located in Wyoming, since 1970.

     Robert L. Nance has been a director of the Company since 2001. Mr. Nance has been the owner and President of Nance Petroleum Corporation, an oil and gas exploration and production company, since 1969. In 1999, Mr. Nance sold his interest in Nance Petroleum Corporation but continues as President and Chief Executive Officer of the Company.

     Terry W. Payne has been a director of the Company since 2000. Mr. Payne has served as President and Chief Executive Officer of Terry Payne & Co., Inc., an insurance agency, since its inception in 1972. Mr. Payne has also been part-owner and Chairman of the Board of Directors of Payne Financial Group, Inc. since 1993.

     Homer A. Scott, Jr. has been a director of the Company since 1971 and served as Chairman of the FIBS Board from 1988 through 2003. Mr. Scott has been Chairman, Chief Executive Officer and President of Sugarland Enterprises, Inc., a hospitality business comprised of four restaurants and a hotel convention center, since 1979. In addition, Mr. Scott is a real estate developer and the majority owner, director and President of Powder Horn Golf Course. Mr. Scott has served as a director of First Interstate BancSystem Foundation since 1990. Mr. Scott is the brother of James R. Scott and Thomas W. Scott, the uncle of Charles M. Heyneman, Randall I. Scott and Julie A. Scott, and the father of Sandra A. Scott Suzor.

     Julie A. Scott has been a director of the Company since 2003. Ms. Scott has been a commercial loan officer at the Sheridan, Wyoming branch of FIB since 2004. Prior to this appointment, Ms. Scott served in various management and other banking positions within the Company since February 1994, including serving as branch manager of the Billings Grand Avenue branch from 2001 to 2003. Ms. Scott is the daughter of Thomas W. Scott, the niece of Homer A. Scott, Jr. and James R. Scott, and the cousin of Charles M. Heyneman, Randall I. Scott and Sandra A. Scott Suzor.

     Randall I. Scott has been a director of the Company since 2003. Mr. Scott is a certified financial planner and has been the managing general partner of Nbar5 Limited Partnership since 1994. In addition, Mr. Scott has served as a director of First Interstate BancSystem Foundation since 1999. Previously, Mr. Scott worked in various capacities for the Company over a period of 19 years including as a Trust Officer of FIB from 1991 through 1996 and as a consultant from 1996 through 1998. Mr. Scott previously served as a director of the Company from 1993 to 2000. Mr. Scott is the nephew of Homer A. Scott, Jr., Thomas W. Scott and James R. Scott, and the cousin of Charles M. Heyneman, Sandra A. Scott Suzor and Julie A. Scott.

     Michael J. Sullivan has been a director of the Company since 2003. Mr. Sullivan has been a partner of the Denver, Colorado law firm of Rothgerber Johnson & Lyons LLP since 2003 and was special counsel from 2001 to 2003. Prior to 2001, Mr. Sullivan practiced law with a Wyoming firm since 1964, taking leave to serve as U.S. Ambassador to Ireland from 1998 to 2001 and as Governor of the State of Wyoming from 1986 through 1995. Mr. Sullivan has been a director of Allied Irish Bank, PLC in Dublin, Ireland since 2001; Cimarex Energy Co. and Sletten Construction, Inc. since 2002; and, Kerry Group PLC since 2004.

     Sandra A. Scott Suzor has been a director of the Company since 2000. Ms. Suzor has been a partner and the Director of Sales and Marketing for Powder Horn Ranch and Golf Club since 1995. In addition, Ms. Suzor has also owned Powder Horn Realty, a full service real estate brokerage, since 1997. Ms. Suzor has also served as a director of First Interstate BancSystem Foundation since 2002. Ms. Suzor is the daughter of Homer A. Scott, Jr., the niece of James R. Scott and Thomas W. Scott, and the cousin of Charles M. Heyneman, Randall I. Scott and Julie A. Scott.

     Martin A. White is a nominee for election to the Board of Directors of the Company at the 2005 Annual Meeting. Mr. White has been President and Chief Executive Officer of MDU Resources Group, Inc. since 1998 and Chairman of the MDU Resources Group, Inc. Board of Directors since 2001. Prior to 1998, Mr. White served in various executive officer positions with MDU Resources Group, Inc. since 1991.

Board and Committee Matters

     The Company is not listed on any securities quotation system or exchange. The lineal descendants of Homer A. Scott, Sr. and Mildred S. Scott (the “Scott Family”) collectively own approximately 78% of the Company’s common stock and thus control the Company.

     During 2004, the Board of Directors met six times with each director attending at least 83% of the meetings, except Elouise C. Cobell, Homer A. Scott, Jr. and Michael J. Sullivan, each of whom attended 67% of the meetings. The Board of Directors is accountable to shareholders of the Company to build long-term financial performance and value in the Company and to assure that the Company operates consistently with shareholder values and strategic vision. The Board of Directors’ responsibilities include identifying organizational values and vision on behalf of the shareholders of the Company; hiring and evaluating the Chief Executive Officer; ensuring management succession; providing guidance, counsel and direction to management in formulating and evaluating operating strategies and plans; monitoring performance of the Company against established criteria; ensuring prudence and adherence to ethical practices; ensuring compliance with federal and state common and statutory law; ensuring that full and fair disclosure is provided to shareholders, regulators and other constituents and overseeing risk management; exercising all powers reserved to the Company by organizational documents of limited liability companies and partnerships in which the Company is a member or shareholder; and, establishing policies for Board operations. The Company encourages, but does not require, directors and director nominees to attend the annual meeting of shareholders. Seven members of the Board of Directors attended the 2004 Annual Meeting of Shareholders.

     The Company has a Credit Committee, an Executive Committee, a Compensation Committee, a Governance Committee and an Audit Committee, all established by the Board of Directors and each of which consists of members of the Board of Directors.

     Credit Committee. Credit Committee members currently include Richard A. Dorn, William B. Ebzery, Lyle R. Knight, Robert L. Nance, Julie A. Scott, James R. Scott and Thomas W. Scott. The Credit Committee’s primary responsibility is to advise the Chief Executive Officer in the establishment of a loan portfolio that will assure the safety of depositors’ money, earn sufficient income to provide an adequate return on capital and enable communities in the Company’s trade area to prosper. The Credit Committee met twelve times in 2004 with each serving committee member attending at least 83% of the meetings with the exception of James R. Scott who attended 58% of the meetings.

     Executive Committee. Executive Committee members currently include David H. Crum, James W. Haugh, Charles M. Heyneman, Lyle R. Knight, Terry W. Payne, Homer A. Scott, Jr., James R. Scott, Julie A. Scott, Randall I. Scott, Thomas W. Scott, Michael J. Sullivan and Sandra A. Scott Suzor. The Executive Committee assists the Board by interfacing with management, particularly in monitoring Company and Board policies, evaluating the effectiveness of management, executing the Company’s mission and business strategies and enhancing shareholder value. The Executive Committee met five times in 2004 with each serving committee member attending at least 80% of the meetings with the exception of Homer A. Scott, Jr. who attended 60% of the meetings.

     Compensation Committee. Compensation Committee members currently include David H. Crum, James W. Haugh, Charles M. Heyneman, Terry W. Payne, Homer A. Scott, Jr., James R. Scott, Randall I. Scott, Michael J. Sullivan and Sandra A. Scott Suzor. The Compensation Committee assists the Board in reviewing and approving corporate goals relevant to compensation for executive officers; evaluating the effectiveness of the Company’s compensation practices in achieving its strategic objectives, in encouraging behaviors consistent with the Company’s values and in aligning performance objectives consistent with the Company’s vision; evaluating the performance of the Chief Executive Officer; approving the compensation of the Company’s Chief Executive Officer; evaluating the performance of the Board Chairman and Vice Chairman; overseeing succession planning for executive officers; recommending compensation for Board members; recommending adjustments to director and officer insurance; reviewing the financial performance and operations of employee benefit plans; and, administering incentive compensation and other employee benefit plans. The Compensation Committee met six times during 2004 with each serving committee member attending at least 83% of the meetings with the exception of Homer A. Scott, Jr. who attended 67% of the meetings. A current copy of the Compensation Committee Charter is maintained on the Company’s website found at www.firstinterstatebank.com.

     Governance Committee. Governance Committee members currently include David H. Crum, James W. Haugh, Charles M. Heyneman, Lyle R. Knight, Terry W. Payne, Homer A. Scott, Jr., James R. Scott, Julie A. Scott, Randall I. Scott, Thomas W. Scott, Michael J. Sullivan and Sandra A. Scott Suzor. The Governance Committee assists the Board in ensuring the Company has an effective and efficient system of governance, including development of criteria for Board membership; recruitment, orientation, development and evaluation of Board members; and, evaluation of services provided to and communications with shareholders. The Governance Committee met four times in 2004 with each serving committee member attending at least 75% of the meetings with the exception of Homer A. Scott, Jr. who attended 50% of the meetings.

     The Board of Directors has determined that Charles M. Heyneman, Lyle R. Knight, Homer A. Scott, Jr., James R. Scott, Julie A. Scott, Thomas W. Scott and Sandra A. Scott Suzor do not meet the independence requirements under Rule 4200(a)(15) of the NASD listing standards. Charles M. Heyneman, Lyle R. Knight and Julie A. Scott received salaries from the Company or its subsidiaries during 2004. Homer A. Scott, Jr., James R. Scott and Thomas W. Scott received salaries or other compensation for services from the Company during the previous three years and Sandra A. Scott Suzor is the daughter of Homer A. Scott, Jr. The Board of Directors has reviewed, assessed the adequacy of and approved a written charter for the Governance Committee. A current copy of the Governance Committee Charter is maintained on the Company’s website.

     The Governance Committee is responsible for identifying, screening and recommending candidates to the Board. The entire Board of Directors is responsible for nominating candidates for election to the Board at the Company’s annual meeting of shareholders and for filling vacancies on the Board that may occur between annual meetings of shareholders.

     When formulating its recommendations for Board of Director nominees, the Governance Committee will consider advice and recommendations offered by the Company’s Chief Executive Officer; shareholders of the Company including members of the Scott Family; and, any outside advisors the Governance Committee may retain.

     The Scott Family, through a family council, makes recommendations to the Governance Committee with respect to candidates for Board of Director membership from the Scott Family. The Governance Committee gives due and significant consideration to recommendations made by the Scott Family. All candidates for the Board of Directors are evaluated on the basis of broad experience, financial acumen, professional and personal accomplishments, educational background, wisdom, integrity, ability to make independent analytical inquires, understanding of the Company’s business environment and willingness to devote adequate time to Board duties. During 2004, non-management directors recommended Martin A. White to the Governance Committee as a candidate for the Board of Directors.

     The Company does not have a formal policy concerning shareholder recommendations of candidates for Board of Director membership. The Board of Directors views that such a formal policy is not necessary given the procedures described above and the Company’s willingness to consider candidates recommended by shareholders. Shareholders may recommend candidates by writing to the Company’s corporate secretary at the Company’s headquarters, 401 N. 31st Street, Billings, Montana 59116, giving the candidate’s name, contact information, biographical data and qualifications. A written statement from the candidate consenting to be named as a candidate and, if nominated and elected, to serve as a director should accompany any such recommendation. Shareholders who wish to nominate a director for election at an annual meeting of the shareholders of the Company must submit a shareholder proposal no later than December 1, 2005 for the 2006 Annual Meeting of Shareholders that is expected to be held on or about May 12, 2006. See “Shareholder Proposals” contained herein.

     Audit Committee. Audit Committee members currently include Elouise C. Cobell, Richard A. Dorn, William B. Ebzery, C. Gary Jennings and Robert L. Nance. The Audit Committee assists the Board by reviewing the Company’s accounting and financial reporting processes, internal and disclosure control systems and external and internal auditing systems; recommending the appointment or dismissal of the general auditors selected to develop and carry out the annual audit; reviewing and approving the Annual Report on Form 10-K; reviewing the effectiveness of the systems for monitoring adherence with laws, regulations, Company policies and the Company’s codes of ethics; meeting with the Company’s external auditors to discuss the results of the annual audit and any related matters; and, establishing procedures to handle complaints regarding accounting, internal controls or audit matters. The Audit Committee met eleven times during 2004 with each serving committee member attending at least 80% of the meetings, except Elousie C. Cobell who attended 45% of the meetings.

     The Board of Directors has determined that each Audit Committee member is independent in accordance with Section 301 of the Sarbanes-Oxley Act of 2002, Rule 4200(a)(15) of the NASD listing standards and the Company’s governance guidelines. The Board also determined that William B. Ebzery qualifies as an “audit committee financial expert,” as that term is defined in Item 401(h) of Regulation S-K of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The Board of Directors has reviewed, assessed the adequacy of and approved a written charter for the Audit Committee. The full text of the Audit Committee Charter, which was most recently amended and approved January 27, 2005, is attached as Appendix A to this Proxy Statement. The Audit Committee Charter is also maintained on the Company’s website. The Audit Committee has determined it has satisfied its obligations under the Audit Committee Charter in the prior year.

Principal Accountant Fees and Services

     Effective March 15, 2004, the Company dismissed Ernst & Young LLP as its principal accountants. The Audit Committee of the Board of Directors of the Company approved this action. Ernst & Young LLP’s reports on the Company’s consolidated financial statements for the audit years ended December 31, 2003 and 2002 did not contain an adverse opinion or a disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles. In connection with the audits of the Company’s consolidated financial statements for the two years ended December 31, 2003, and in the subsequent interim period through March 15, 2004, there were no disagreements with Ernst & Young LLP on any matters of accounting principles or practices, financial statement disclosure, or audit scope or procedures which, if not resolved to the satisfaction of Ernst & Young LLP, would have caused Ernst & Young LLP to make reference to the matter in its report.

     The Company appointed McGladrey & Pullen LLP as the Company’s principal accountants effective March 16, 2004. The Audit Committee approved this action. No consultations or communications, written or oral, regarding the application of accounting principles to specified transactions, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements took place between the Company and McGladrey & Pullen LLP during the two years ended December 31, 2003 or in the subsequent interim period through March 15, 2004.

     The following table summarizes the aggregate fees billed to the Company by McGladrey & Pullen LLP and Ernst & Young LLP for professional services rendered in 2004 and 2003:

	2004		2003
	McGladrey & Pullen	Ernst & Young	Ernst & Young
Audit Fees(1)	$280,500	$15,800	$296,400
Audit-Related Fees(2)	–	–	8,700
Tax Fees(3)	–	–	8,300
All Other Fees(4)	–	1,500	–

(1)	Audit fees for 2004 and 2003 include fees associated with the annual audit and reviews of the Company’s quarterly reports on Form 10-Q. Ernst & Young audit fees for 2004 relate to communications with successor auditors and review of filings associated with the Company’s change in principal accountants. All audit fees incurred during 2004 and 2003 were pre-approved by the Audit Committee.

(2)	Audit-related fees for 2003 include accounting consultations and information system audits. All audit-related fees incurred during 2003 were pre-approved by the Audit Committee. There were no audit-related fees incurred during 2004.

(3)	Tax fees for 2003 include tax compliance, tax advice and tax planning. All tax fees incurred during 2003 were pre-approved by the Audit Committee. There were no tax fees incurred during 2004.

(4)	All other fees include support and advisory services not included in the above categories. All other fees incurred during 2004 were pre-approved by the Audit Committee. There were no other fees incurred during 2003.

     Pre-Approval Policies and Procedures. The Audit Committee has adopted a policy that requires advance approval of all services performed by the independent auditor when fees are expected to exceed $15,000. The Audit Committee has delegated to the Audit Committee Chairman, Richard A. Dorn, or any two other members of the Audit Committee, authority to approve services, subject to ratification by the Audit Committee at its next committee meeting.

Report of the Audit Committee of the Board of Directors

February 18, 2005

To the Board of Directors of First Interstate BancSystem, Inc.

We have reviewed and discussed with management the Company’s audited financial statements as of and for the year ended December 31, 2004.

We have discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as amended, by the Auditing Standards Board of the American Institute of Certified Public Accountants and Public Company Accounting Oversight Board.

We have received and reviewed the written disclosures and the letter from the independent accountants required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, as amended, and have discussed with the independent accountants their independence.

Based on the reviews and discussions referred to above, we recommend to the Board of Directors that the audited financial statements referred to above be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2004 for filing with the Securities and Exchange Commission.

SUBMITTED BY THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS:

Richard A. Dorn	Robert L. Nance	C. Gary Jennings
Elouise C. Cobell	William B. Ebzery

Communication with the Board

     The Company has not, to date, developed a formal process for shareholder communications with the Board of Directors. The Company believes its current informal process, in which any communication sent to the Board of Directors either generally or in care of the Chief Executive Officer, Corporate Secretary or other corporate officer or director is forwarded to all members of the Board or Directors, has served the Board’s and the shareholders’ needs.

Code of Ethics

     The Company’s Chief Executive Officer, Chief Financial Officer and principal accounting officers or other persons performing similar functions are required to comply with the Company’s Code of Ethics for Chief Executive Officer and Senior Finance Officers (“Financial Code of Ethics”). The purpose of the Financial Code of Ethics is to deter wrongdoing and to promote, among other things, honest and ethical conduct; full, fair, accurate, timely and understandable disclosure in SEC and public filings; compliance with applicable governmental laws, rules and regulations; prompt internal reporting of violations of the Financial Code of Ethics; and, accountability for adherence to such code. Employees may submit concerns or complaints regarding ethical issues on a confidential basis by means of a toll-free telephone hotline or the use of an internet-based reporting system. All concerns and complaints are reported to the Company’s security officer in a summary format for investigation. A current copy of the Financial Code of Ethics is maintained on the Company’s website.

COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

Director Compensation

     During 2004, each director other than Lyle R. Knight, received an annual retainer of $13,000 and fees of $625 per board meeting and $400 per committee meeting attended prior to July 2004. Beginning in July, board meeting and committee meeting fees were increased to $1,000 and $750, respectively. Committee chairs also received an annual fee of $6,000. In addition, Thomas W. Scott received an additional retainer of $375,000 for his services as Chairman of the Board of Directors, James R. Scott received an additional retainer of $125,000 for services as Vice Chairman of the Board of Directors and Homer A. Scott, Jr. received an additional retainer of $25,000 for his continuing involvement with the Board of Directors. Directors are reimbursed for ordinary expenses incurred in connection with attending board and committee meetings. The Company also provides group medical insurance coverage to directors at the director’s option. In 1998, the Board of Directors adopted a deferred compensation plan under which directors may elect to defer any portion of director’s fees until an elective distribution date or the director’s retirement, disability or death.

     Each director, other than Lyle R. Knight, elected at or continuing as a director after the 2004 annual meeting of shareholders was granted stock options to purchase 600 shares of Common Stock at the applicable minority appraised value per share at the date of grant. Options granted during 2004 had an aggregate fair value of approximately $10,000 at the date of grant based on the Black-Scholes option pricing model.

Executive Compensation

Summary of Cash and Certain Other Compensation

     The following table shows, for the fiscal years ended December 31, 2004, 2003, and 2002, the cash compensation paid by the Company, as well as certain other compensation paid or accrued for those years, to Lyle R. Knight, the Company’s Chief Executive Officer, and each of the other four most highly compensated executive officers of the Company (the “Named Executives”), in all capacities in which they served:

SUMMARY COMPENSATION TABLE

				Long-Term Compensation
Name and				Restricted	Stock	All Other
Principal Position	Year	Salary	Bonus	Stock(1)	Options(2)	Compensation(3)

Lyle R. Knight	2004	$360,000	$200,000	$–	12,500	$22,532
President & Chief	2003	300,000	165,000	–	12,500	24,436
Executive Officer	2002	284,000	142,000	–	71,450	23,629

Edward Garding	2004	195,000	86,000	51,000	4,000	21,846
Exec. Vice President	2003	187,400	82,000	–	4,000	20,271
&Chief Credit Officer	2002	178,395	61,500	–	27,760	19,331

Terrill R. Moore	2004	195,000	85,500	51,000	4,000	22,449
Exec. Vice President &	2003	186,500	82,000	–	4,000	20,319
Chief Financial Officer	2002	176,280	61,500	–	32,490	19,304

Robert A. Jones	2004	181,250	80,000	51,000	4,000	21,124
Exec. Vice President &	2003	157,500	69,500	–	4,000	17,894
Chief Admin. Officer	2002	150,000	49,500	–	21,765	16,074

Ralph K. Cook	2004	123,500	50,000	51,000	3,000	16,294
Sr. Vice President &	2003	118,755	43,000	–	1,300	14,069
Branch Admin. Officer	2002	108,675	27,169	–	8,340	13,130

(1)	Restricted stock awards made pursuant to the 2004 Restricted Stock Award Plan. During 2004, the Company issued 1,000 shares of nonvested restricted stock (“Restricted Stock”) to each of the Named Executives with the exception of Lyle R. Knight. The value of the Restricted Stock was based on the applicable appraised minority value of the Common Stock at the date of issuance. The Restricted Stock becomes fully vested if the Company achieves defined performance goals for the year ending December 31, 2006 and the recipient is employed by the Company on April 1, 2007. During the vesting period, recipients have voting rights for and receive dividends on the Restricted Stock. At December 31, 2004, the value of each Restricted Stock award was $55,500, based upon the applicable minority appraised value of the Common Stock at such time.

(2)	During 2001, the Company offered all option holders under the Stock Option and Appreciation Rights Plan (the “Old Plan”) an opportunity to exercise outstanding options with the intention of issuing, after six months, a similar number of options with similar terms under the 2001 Stock Option Plan (the “2001 Plan”). Option awards in 2002 include 59,950, 23,760, 28,490, 17,765 and 7,040 options issued to replace options exercised under the Old Plan for Lyle R. Knight, Edward Garding, Terrill R. Moore, Robert A. Jones and Ralph K. Cook, respectively.

(3)	All other compensation includes premiums paid by the Company on health and group life insurance policies, contributions by the Company to the Company’s noncontributory qualified profit sharing plan, contributions by the Company to the Company’s contributory qualified employee savings plan, qualified under Section 401(k) of the Internal Revenue Code of 1986, as amended, and contributions by the Company to the Company’s executive non-qualified deferred compensation plans. For the fiscal year ended December 31, 2004, (i) the Company paid premiums for health and group life insurance policies on behalf of Lyle R. Knight, Edward Garding, Terrill R. Moore, Robert A. Jones and Ralph K. Cook of $5,640, $5,640, $5,640, $5,505 and $5,640, respectively; (ii) the Company made profit sharing plan contributions on behalf of Lyle R. Knight, Edward Garding, Terrill R. Moore, Robert A. Jones and Ralph K. Cook of $6,642, $6,125, $6,096, $5,517 and $3,880, respectively; (iii) the Company made employee savings plan contributions on behalf of Lyle R. Knight, Edward Garding, Terrill R. Moore, Robert A. Jones and Ralph K. Cook of $10,250, $10,081, $9,031, $7,883 and $5,747, respectively; and (iv) the Company made deferred compensation plan contributions of $1,682, $2,219 and $1,027 on behalf of Terrill R. Moore, Robert A. Jones and Ralph K. Cook, respectively.

Stock Options

     The following table contains information concerning grants of Company stock options to the Named Executives during 2004:

OPTION GRANTS IN 2004

					Potential Realizable
	Individual Grants				Value at
		% of Total			Assumed Annual
		Options			Rates of Stock
		Granted to	Exercise		Price Appreciation
	Options	Employees in	Price	Expiration	for Option Term
Name	Granted (#)	Fiscal Year	($/sh)	Date	5%	10%

Lyle R. Knight	12,500	10.03%	$49.50	2/3/14	$389,129	$986,128
Edward Garding	4,000	3.21	49.50	2/3/14	124,521	315,561
Terrill R. Moore	4,000	3.21	49.50	2/3/14	124,521	315,561
Robert A. Jones	4,000	3.21	49.50	2/3/14	124,521	315,561
Ralph K. Cook	3,000	2.41	49.50	2/3/14	93,391	236,671

     The following table sets forth information with respect to the Named Executives concerning the exercise of options during 2004 and unexercised options held as of December 31, 2004:

AGGREGATED OPTION EXERCISES AND DECEMBER 31, 2004 OPTION VALUES

			Number of
			Securities Underlying		Value of Unexercised
			Unexercised		In-The-Money
	Shares		Options at		Options at
	Acquired	Value	12/31/04		12/31/04(1)
Name	On Exercise	Realized	Exercisable	Unexercisable	Exercisable	Unexercisable

Lyle R. Knight	–	$–	77,950	18,500	$1,002,263	$158,063

Edward Garding	1,540	16,170	26,900	6,000	349,650	52,500

Terrill R. Moore	1,540	13,860	31,300	6,000	409,050	52,500

Robert A. Jones	385	4,043	23,380	6,000	302,130	52,500

Ralph K. Cook	–	–	9,415	3,225	119,528	24,713

(1)	Value based on the applicable minority appraised value on December 31, 2004.

Employment Contracts

     Under an Employment Agreement (the “Agreement”) dated May 18, 1998, Lyle R. Knight is employed as an executive officer of the Company for a ten-year period ending May 18, 2008. During the term of the Agreement, Mr. Knight is entitled to base compensation and additional benefits as are customarily offered to Company executives. Pursuant to the terms of the Agreement, the Company is required to pay specified benefits if Mr. Knight is involuntarily terminated without cause or elects termination in the event of a change in control.

     Upon early termination by the Company without cause, Mr. Knight is entitled to receive severance pay equal to five times his base salary then in effect, bonus compensation and reimbursement of all premiums for group health insurance coverage for a period not exceeding five years. In the event of a change in control, Mr. Knight may elect to terminate the Agreement by giving 90 days written notice at any time on or after the first anniversary, but on or prior to the second anniversary of the change in control. Upon proper termination of the Agreement, Mr. Knight is entitled to severance pay as described above.

     In the event Mr. Knight is unable to perform his duties due to physical or mental disability, the Company may, at its option, terminate the Agreement. Upon termination of the Agreement, Mr. Knight is entitled to reimbursement of all premiums for group health insurance coverage for a period not to exceed five years.

     The Agreement also restricts Mr. Knight’s right to compete against the Company for a period of five years from the date of termination.

Endorsement Split Dollar Benefit

     The Company has obtained life insurance policies covering certain selected executive officers. Under these policies, the Company receives all benefits payable upon death of the insured. An endorsement split dollar agreement has been executed with each of the selected executive officers whereby a portion of the policy death benefit is payable to their designated beneficiary. The endorsement split dollar agreement will provide post retirement coverage for those selected key officers meeting specified retirement qualifications. The Company has entered into this type of endorsement split dollar agreement with Lyle R. Knight, Edward Garding, Terrill R. Moore and Robert A. Jones.

     The Company has obtained a group life insurance policy covering selected officers of the Company’s banking subsidiary. Under the policy, the Company receives all benefits payable upon death of the insured. An endorsement split dollar agreement has been executed with each of insured officers whereby a portion of the policy death benefit is payable to their designated beneficiary if they are employed by the Company at the time of death. The marginal income produced by the policy is used to offset the cost of employee benefit plans of the banking subsidiary. The Company has entered into this type of endorsement split dollar agreement with Lyle R. Knight, Edward Garding, Terrill R. Moore, Robert A. Jones and Ralph K. Cook.

Restricted Stock Plan

     In March 2004, the Company’s Board of Directors approved the 2004 Restricted Stock Award Plan (the “Restricted Stock Plan”). Under the Restricted Stock Plan, Common Stock may be issued at the discretion of the Board of Directors to officers or directors of the Company for no consideration in conjunction with services rendered. Shares issued under the Restricted Stock Plan are subject to terms and conditions determined by the Board of Directors at the date of issuance.

Stock Option Plans

     The Company has two non-qualified stock option plans for executive officers and certain other officers of the Company: the 2001 Plan and the Old Plan. Both the 2001 Plan, adopted by the Company in July 2001, and the Old Plan provide for granting of stock options which may be exercised within a maximum period of ten years from the date of grant. Subsequent to May 2001, the Company discontinued the granting of stock option awards under the Old Plan entirely.

Deferred Compensation Plans

     The Company has two non-qualified deferred compensation plans for a selected group of executive officers and highly compensated employees of the Company: the Executive Non-Qualified Deferred Compensation Plan (the “1998 Plan”) and the Deferred Compensation Plan (the “2000 Plan”). Both plans allow eligible employees, as determined by the Company’s Board of Directors or a committee appointed by the Board of Directors (“Plan Administrator”), to defer a portion of base salary and bonus subject to certain maximum limits set forth by the Plan Administrator. The Company may make discretionary contributions on behalf of a participant for 401(k) plan matching contributions and profit sharing contributions in excess of Internal Revenue Code limitations. In addition, the Company may make other contributions on behalf of a participant at the discretion of the Board of Directors. The deferral account of each participant is credited or debited with investment earnings or losses based upon the performance of the underlying investments selected by the participant from among alternatives selected by the Plan Administrator. Deferral accounts will generally be distributed upon termination of the participant’s service relationship with the Company subject to the participant’s election of predetermined distribution deferral periods or early distribution. Participants may receive distributions in a lump sum or in annual installments over not more than fifteen years.

Compensation Committee Interlocks and Insider Participation in Compensation Decisions

     David H. Crum, James W. Haugh, Charles M. Heyneman, Terry W. Payne, Homer A. Scott, Jr., James R. Scott, Randall I. Scott, Michael J. Sullivan and Sandra A. Scott Suzor serve on the Compensation Committee of the Board of Directors. James R. Scott serves as Vice Chairman of the Board of Directors of the Company, for which he is compensated as described above. Homer A. Scott, Jr. is also compensated for his continuing involvement with the Board of Directors as described above. See “Compensation of Directors and Executive Officers-Director Compensation.” Charles M. Heyneman is employed by the Company’s banking subsidiary. Charles M. Heyneman, James R. Scott, Randall I. Scott and Sandra A. Scott Suzor each have a 2.5% ownership interest in a company that provides professional services to the Company. In addition, James R. Scott is Chairman of the Board of Directors of such company and Charles M. Heyneman and Randall I. Scott each serve as a director of such company. Terry W. Payne is a 42% owner of an insurance agency that provides insurance for the Company. See “Certain Relationships and Related Transactions” below.

     None of the executive officers of the Company served as a member of the compensation committee or as a director of any other company, one of whose executive officers served as a member of the Compensation Committee of the Board of Directors or as a director of the Company during 2004.

Board Compensation Committee Report on Executive Compensation

     Compensation Policy. The Company’s executive compensation policy is designed to establish an appropriate relationship between executive pay and the Company’s annual performance, its long-term growth objectives and its ability to attract and retain qualified executive officers. The Compensation Committee (the “Committee”) attempts to achieve these goals by integrating competitive annual base salaries with (a) bonuses based on corporate performance and on the achievement of specified performance objectives, and (b) key officer restricted stock and stock option awards through the Company’s restricted stock and stock option plans. The Committee believes that cash compensation in the form of salary and bonus provides Company executives with short-term rewards for success in operations. Long-term compensation, through the award of stock options and restricted stock, encourages growth in management stock ownership, which leads to expansion of management’s stake in the long-term performance and success of the Company.

     Base Salary. The Committee approved the 2004 base salary of the Chief Executive Officer and ratified the 2004 compensation of other executive officers as determined by the Chief Executive Officer. In determining or ratifying the base salary of each executive officer, the Committee relied on industry surveys of salaries paid to executive officers of financial institutions with comparable asset size to that of FIBS. The Committee ensures the base salaries of the Company’s executive officers are within a reasonable range of the salaries reflected in such surveys.

     Bonuses. Annual incentives for the executive officers are intended to reflect the Company’s belief that management’s contribution to return on assets and shareholders’ equity comes from maximizing and improving the quality of earnings. Awards are based on the attainment of specified performance objectives, and the bonus amount is determined as a percentage of the recipient’s base salary. For 2004, executive officers were assigned bonus amounts ranging from 40% to 55% of their base salaries. The varying percentages reflect the Committee’s belief that as an executive officer’s duties and responsibilities in the Company increase, the officer will be increasingly responsible for the performance of the Company. Accordingly, a significant portion of the officer’s compensation should be incentive compensation. Actual bonuses payable depend on the level of achievement of specified performance objectives established for each executive officer. Performance objectives evaluated in determining 2004 executive officer bonuses included attainment of return on equity and related growth in earnings per share goals. In addition, selected executive officers were responsible for continuation of a formal succession planning process, continuation of the strategic planning process and management of capital investments.

     Restricted Stock. Certain executive officers as well as certain other officers of the Company and its subsidiaries were granted restricted stock under the Company’s restricted stock plan. The number of restricted shares issued to each officer was based primarily on the individual’s ability to influence the Company’s growth and profitability. The Committee believes restricted stock awards stimulate the active interest in development and financial success of the Company by those whose performance, contribution and skills are critical to the Company.

     Stock Options. The executive officers as well as certain other officers of the Company and its subsidiaries were granted options under the Company’s stock option plan to purchase a specified number of shares of Common Stock. The number of shares underlying the options granted to each officer was based primarily on the individual’s ability to influence the Company’s long-term growth and profitability as well as the number of options previously granted. The Committee believes stock option grants afford a desirable long-term compensation method because they closely ally the interest of management with shareholder value and the grants of stock options are the best way to directly link the financial interest of management with those of shareholders.

     Compensation of Chief Executive Officer. For the fiscal year ended December 31, 2004, the Company paid Lyle R. Knight, Chief Executive Officer of the Company, a salary of $360,000 and a bonus of $200,000. Mr. Knight’s compensation package was determined to be appropriate by the Committee based on compensation surveys for chief executive officers of financial institutions of comparable size, type and profile, achievement of work plan objectives and improvements in the Company’s financial performance from 2003. Mr. Knight’s compensation package, including bonus, was higher than those granted to other executives of the Company in recognition of his responsibilities and his performance in his position. In establishing Mr. Knight’s compensation package, work plan objectives reviewed included development and implementation of operating plans to achieve earnings goals and capital budgets, continuation of formal succession planning processes, continuation of strategic planning processes and provision of leadership and direction to executive management.

SUBMITTED BY THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS:

James R. Scott	James W. Haugh	Michael J. Sullivan
Terry W. Payne	Homer A. Scott, Jr.	David H. Crum
Charles M. Heyneman	Sandra A. Scott Suzor	Randall I. Scott

Performance Graph

     The following graph sets forth the cumulative total stockholder return for the Common Stock based on the minority appraised value of the Common Stock compared to an overall stock market index (Russell 2000 Index) and the Company’s peer group index (SNL $1B-$5B Bank Index). The Russell 2000 Index represents a universe of U.S. publicly-owned companies with market capitalizations that are comparable to the

Company. The SNL $1B-$5B Bank Index is comprised of publicly-owned banks or bank holding companies with total assets between $1 billion and $5 billion. The presented returns are computed assuming the reinvestment of dividends at the frequency with which dividends were paid during the applicable years. The plot points used to prepare the graph were provided by SNL Financial LC, Charlottesville, VA.

     The Common Stock of the Company is not actively traded, and there is no established trading market for the stock. The appraised minority value of the Common Stock represents the estimated fair market valuation of a minority interest in such stock as of a specific date, taking into account adjustments for the lack of marketability of the stock and other factors. In addition, this graph illustrates performance during a limited period of time, and, as a result, may not be indicative of future performance of the Common Stock.

Comparison of Five-Year Cumulative Total Returns
Performance Graph for
First Interstate BancSystem, Inc.
December 31, 1999 – December 31, 2004

	Period Ending
Index	12/31/99	12/31/00	12/31/01	12/31/02	12/31/03	12/31/04

First Interstate BancSystem, Inc.	$100.00	100.33	113.91	125.45	143.02	181.89
Russell 2000	100.00	96.98	99.39	79.03	116.38	137.71
SNL $1B — $5B Bank Index	100.00	113.48	137.88	159.16	216.44	267.12

COMPLIANCE WITH SECTION 16(a) OF THE
SECURITIES EXCHANGE ACT OF 1934

     Section 16(a) of the Exchange Act requires the Company’s directors and executive officers, and persons who own more than 10% of a registered class of the Company’s securities, to file with the Securities and Exchange Commission (“SEC”) initial reports of ownership and reports of changes in ownership of common stock and other equity securities of the Company. Executive officers, directors and greater than 10% shareholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.

     To the Company’s knowledge, during the year ended December 31, 2004, its directors, executive officers and greater than 10% shareholders complied with all Section 16(a) filing requirements, except as follows: Keith D. Cook filed one late Form 4 reporting one late transaction; and, Thomas W. Scott filed two late Form 4s, reporting a total of two late transactions.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     The Company has had, and expects to have in the future, banking transactions in the ordinary course of business with related parties, including business with directors, officers, stockholders and their associates, on the same terms as those prevailing at the same time for comparable transactions with unrelated persons and that did not involve more than a normal risk of collectibility or present other unfavorable features. To the extent that such transactions consisted of extensions of credit to Company executive officers and directors and to certain members of the Scott Family, such extensions of credit were made in the ordinary course of business, were made on substantially the same terms, including interest rates and collateral on loans, as those prevailing at the same time for comparable transactions with unrelated persons and did not involve more than a normal risk of collectibility or present other unfavorable features. Loans to FIBS’ executive officers, directors and their related interests represented approximately 4.8% of the Company’s shareholders’ equity as of December 31, 2004.

     The Company purchases property and casualty insurance from Payne Financial Group, Inc., an insurance agency in which Terry W. Payne, a director of the Company, has a 42% ownership interest. The Company paid insurance premiums of $339,000 to Payne Financial Group, Inc. in 2004.

     The Company is the anchor tenant in a commercial building in which the Company’s principal executive offices and largest banking office are located in Billings, Montana. The building is owned by a joint venture partnership in which FIB is one of the two partners, owning a 50% interest in the partnership. Indebtedness of the partnership ($6,204,000 as of December 31, 2004) is recourse to the partners and guaranteed by the Company. The Company paid rent to the partnership of $1,563,000 in 2004.

     The Company leases a Citation 525 aircraft from an entity wholly-owned by Thomas W. Scott, Chairman of the Board. Under the terms of the lease, the Company pays all of the third-party operating expenses of the aircraft, which totaled approximately $204,000 in 2004, net of cost reimbursements of $79,000 from Thomas W. Scott for his personal use of the aircraft. In addition to paying operating expenses, the Company paid Thomas W. Scott’s entity $45,000 for use of the aircraft.

     The Company purchases professional services from a company in which seven directors of Company, including Thomas W. Scott, James R. Scott, Homer A. Scott, Jr., Julie A. Scott, Randall I. Scott, Sandra A. Scott Suzor and Charles M. Heyneman, each have a 2.5% ownership interest. In addition, James R. Scott is Chairman of the Board of Directors of such company and Charles M. Heyneman and Randall I. Scott each serve as a director of such company. The Company paid professional fees and reimbursed out-of-pocket costs aggregating $315,000 in 2004. Professional services received include shareholder education and communication, corporate governance consultation and administrative and professional support for the Vice Chairman of the Company’s Board of Directors.

     Charles M. Heyneman and Julie A. Scott, directors of the Company, are employed by the Company’s bank subsidiary. Charles M. Heyneman received a salary and bonus aggregating $59,000 in 2004 and Julie A. Scott received a salary and bonus aggregating $88,000 in 2004.

SHAREHOLDER PROPOSALS

     The rules of the SEC permit shareholders of a company, after timely notice to the company, to present proposals for shareholder action in the company’s proxy statement where such proposals are consistent with applicable law, pertain to matters appropriate for shareholder action and are not properly omitted by company action in accordance with the SEC’s proxy rules. The Company’s 2006 Annual Meeting of Shareholders is expected to be held on or about May 12, 2006, and proxy materials in connection with that meeting are expected to be mailed on or about March 31, 2006. The deadline for submission of shareholder proposals pursuant to Rule 14a-8 under the Exchange Act for inclusion in the Company’s proxy statement for its 2006 Annual Meeting of Shareholders is December 1, 2005. Additionally, if the Company receives notice of a shareholder proposal after February 14, 2006, such proposal will be considered untimely pursuant to Rules 14a-4 and 14a-5(e) and the persons named in proxies solicited by the Board of Directors of the Company for its 2006 Annual Meeting of Shareholders may exercise discretionary voting power with respect to such proposal.

OTHER MATTERS

     The Board of Directors of the Company knows of no matters other than the foregoing to be brought before the meeting. However, the enclosed proxy gives discretionary authority in the event that any additional matters should be presented.

     The Company’s Annual Report on Form 10-K, which includes audited financial statements for the fiscal year ended December 31, 2004 and a listing of Exhibits, is enclosed herewith. Exhibits to the Annual Report on Form 10-K will be furnished at a charge of $0.20 per page to any shareholder who requests them in writing from Amy Anderson, Assistant Vice President, First Interstate BancSystem, Inc., 401 North 31st Street, Billings, Montana 59116-0918.

BY ORDER OF THE BOARD OF DIRECTORS

/s/ CAROL STEPHENS DONALDSON

Carol Stephens Donaldson
Secretary

Billings, Montana
March 31, 2005

APPENDIX A

FIRST INTERSTATE BANCSYSTEM, INC.
AUDIT COMMITTEE CHARTER

     PURPOSE

•	The Audit Committee of First Interstate BancSystem, Inc. (the “Company”) will assist the Board of Directors (the “Board”) in fulfilling its oversight responsibilities. The Audit Committee (the “Committee”) will review the accounting and financial reporting process, the system of internal control, the audit process and the Company’s process for monitoring adherence with laws, regulations, the Company’s Code of Ethics and Conduct Guide. The Audit Committee also has oversight responsibility of policy standards and guidelines for risk assessment and risk management. In performing its duties, the Committee will maintain effective working relationships with, and a line of communication between, the Board, Management, and the internal and external auditors.

•	While the Audit Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company’s financial statements are complete and accurate and are in accordance with generally accepted accounting principles. This is the responsibility of management and the external auditors.

•	The Audit Committee’s responsibilities and powers as delegated by the Board of Directors are set forth in this Charter. The Audit Committee relies to a significant extent on information and advice provided by management and independent advisors. Whenever the Audit Committee takes an action, it exercises its independent judgment on an informed basis that the action is in the best interests of the Company and its stockholders.

     ORGANIZATION

•	Audit committee Parameters - The Audit Committee will be organized consistent with the following significant parameters:

•	Size of the Audit Committee - The Audit Committee will have no less than three and no more than six members.

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•	Qualifications of Audit Committee Members - Committee members must meet the independence requirements of the Company’s Corporate Governance Guidelines, the Sarbanes-Oxley Act of 2002, the Nasdaq Stock Market, Inc., and all other applicable law. Additionally, no member of the Audit Committee shall own or control 20% or more of the voting stock of the Company.

•	Frequency of Audit Committee Meetings - The Committee will have four (4) scheduled meetings each fiscal year. In addition, the Committee will meet at other times if deemed necessary to completely discharge its duties and responsibilities as outlined in this Charter.

•	Attendance – In order to fulfill their duties, Committee members are expected to attend at least 75% of the scheduled meetings (either in person, via conference call or video conferencing). In the event a member/s is unable to meet this requirement, remedies will be explored to resolve the lack of attendance. Extenuating circumstances will be taken into consideration when reviewing this requirement.

•	Appointment of Audit Committee Members and Chairperson - Each Committee member will be selected by the Board and will serve a term of one year. Committee members can serve successive one-year terms without limitation. The Chairperson of the Committee will be selected by the Board of the Company and will serve in that capacity for one year. The Chairperson can serve successive terms in this capacity without limitation.

•	Financial Expert - All members of the Committee must be able to read and understand financial statements. In addition, one member must be designated as an “audit committee financial expert,” as defined by the applicable Security and Exchange Commission regulations, and who has, through (i) education and experience as a principal financial officer, principal accounting officer, controller, public accountant, auditor, or position performing similar functions, (ii) experience actively supervising one or more such persons, (iii) experience overseeing or assessing the performance of companies or public accountants with respect to the preparation, auditing or evaluation of financial statements, or (iv) other relevant experience, the following attributes:

•	An understanding of generally accepted accounting principals (“GAAP”) and financial statements;

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•	The ability to assess the general application of GAAP in connection with the accounting for estimates, accruals, and reserves;

•	Experience preparing, or auditing, analyzing or evaluating financial statements that present accounting issues that are generally comparable to the breadth and complexity of issues that can be reasonably expected to be raised by the Company’s financial statements, or experience actively supervising one or more persons engaged in such activities;

•	An understanding of internal controls and procedures for financial reporting; and

•	An understanding of Audit Committee functions.

When making this designation, the Committee should consider whether the person has, through knowledge and experience, sufficient financial expertise in accounting and auditing areas specified in the Sarbanes-Oxley Act of 2002.

•	Management Attendance at Meetings – With the exception of meetings to discuss the quarterly 10Q or annual 10K, Management personnel will not attend Audit Committee meetings unless there presence is specifically requested by the Committee. In the event the Committee does request a member of Management to attend a meeting, either to answer specific questions or present certain information, the member of Management will attend the meeting only as long as it takes to present such information.

     ROLES AND RESPONSIBILITIES OF AUDIT COMMITTEE

     A broad outline of the roles and responsibilities of the Audit Committee is presented below:

•	Internal Control

•	Evaluate whether Management has established and appropriately maintained processes to assure the reliability and integrity of internal accounting policies and financial reporting and disclosure practices of the Company.

•	Review and recommend to the Board the appointment, reassignment, or dismissal of the general auditor selected to develop and carry out the annual internal audit plan.

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•	Review the internal audit department’s budget and staffing levels to ensure that the resources provided are adequate to allow successful completion of the department’s responsibilities.

•	Evaluate the scope, effectiveness, and significant findings of the internal audit process for the Company’s operations.

•	Review the internal auditor’s report on the results of the annual audit plan.

•	Evaluate whether recommendations for improved internal controls are effectively implemented by Management.

•	Evaluate, annually, the adequacy of the Audit Committee Charter and the performance of the Committee thereunder.

•	Review and approve all “related party transactions” requiring disclosure under Securities and Exchange Commission Regulation S-K, Item 404.

•	Financial Reporting/Disclosure/Risk Management

•	Annually review the significant risks the Company is exposed to and evaluate Management’s plan to manage these uncertainties.

•	Review and evaluate Management’s interpretation and implementation of mandated changes to accounting and reporting requirements.

•	Review the annual financial statements for accuracy and completeness.

•	Evaluate the accounting treatment of unusual and non-recurring transactions such as restructuring charges and acquisitions.

•	Evaluate significant income statement and balance sheet items which require Management judgment.

•	Review and approve the annual 10-K filing, including the Management Discussion and Analysis (MD&A), before public release.

•	Review and approve the process for preparing interim, unaudited (quarterly) financial statements.

•	Resolve any differences in financial reporting between management and the external auditors.

4

•	Discuss with Management of First Interstate, major credit, market, liquidity and operational risk exposures and the steps Management has taken to monitor and control such exposures, including First Interstate’s risk assessment and risk management policies.

•	Compliance with Laws, Regulations and Company Policies

•	Review the effectiveness of the system for monitoring compliance with laws and regulations.

•	Establish procedures for the handling of complaints received by the Company regarding accounting, internal controls, or auditing matters. In addition, such procedures will also protect the confidentiality and anonymity of any individual submitting concerns related to questionable accounting or auditing matters.

•	Ensure that the Company’s policy statements and Code of Ethics and Conduct Guide are kept up to date and are accessible to and adhered to by the entire organization.

•	Review and approve all Management and independent auditor reports in accordance with the Federal Deposit Insurance Corporation Improvement Act of 1991 (FDICIA) within 90 days of year-end.

•	Engage and determine funding for independent legal counsel, accounting and other advisors as it deems necessary to carry out its duties.

•	Relationship with External Auditor

•	Oversee the external audit coverage – The Company’s Independent Financial Statement Auditor (external auditor) is ultimately accountable to the Audit Committee, which has the sole authority to select, evaluate and, when appropriate, replace the external auditors. The external auditor must be an independent public accountant that (i) has received an external quality control review by and independent public accountant (“peer review”) that determines whether the auditor’s system of quality control is in place and operating effectively and whether established policies and procedures and applicable auditing standards are being followed; or (ii) is enrolled in a peer review program and within 18 months receives a peer review that meet acceptable guidelines.

•	Have sole authority to approve the engagement letter and the fees to be paid to the external auditors.

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•	Review and approve the scope of the external audit to be performed each fiscal year, including the matters required to be discussed by the Statement of Auditing Standards No. 61, relating to the conduct of the audit, and pre-approval of all audit services.

•	Pre-approve, prior to execution of engagement agreements, all non-audit related engagements with the Company’s external auditors and all engagements with other firms when fees exceed $15,000. Approvals can be delegated to the Chairman or any two other members of the Committee with ratification at the next Committee Meeting. (The floor of $15,000 may be raised at the discretion of the Committee with notification to the Board.).

•	Meet with the external auditors to review the accuracy, completeness, and overall quality of the Company’s accounting principles and internal controls as applied in its annual financial reporting.

•	The Committee Chairman, or any two other members, shall meet with the external auditor to discuss and review significant events, transactions, and changes in accounting estimates deemed by the external auditor to affect the quality of the Company’s financial reporting and related internal controls prior to the filing of the Company’s 10-Q.

•	Review and ensure the timely rotation of the lead audit partner of the external auditors and absence of conflicts of interest.

•	Obtain confirmation and assurance as to the external auditors’ independence, including ensuring that they submit on a periodic basis (no less than annually) to the Audit Committee a formal written statement delineating all relationships between the external auditors and the Company. The Audit Committee is responsible for actively engaging in a dialogue with the external auditors with respect to any disclosed relationships or services that may impact the objectivity and independence of the external accountants and for taking appropriate action in response to the external auditor’s report to satisfy itself of their independence.

     REPORTING REQUIREMENTS

•	The Committee Chairperson will update the full Board regarding the significant items of discussion at each Committee meeting. Additional reports on matters of special interest will be submitted to the Board as appropriate.

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     ANNUAL PROXY STATEMENT

•	In addition to Board communication, the following information will be reported to the shareholders of the Company in the annual proxy statement:

•	Confirmation that the Company has a formal, documented Committee Charter;

•	Confirmation that the Committee satisfied its obligations under the Charter in the prior year; and

•	The full text of the Audit Committee Charter at least once every year and after any significant modification is approved by the Board.

     PERFORMANCE REVIEW

•	The Committee shall conduct an annual performance evaluation of itself, including a review of the compliance of the Committee with this Charter.

•	The Committee shall annually review and reassess the adequacy of this Charter and recommend any proposed changes to the Board for approval.

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PROXY

First Interstate BancSystem, Inc.
401 North 31st Street
P.O. Box 30918
Billings, Montana 59116-0918

This proxy is solicited on behalf of the Board of Directors of First Interstate BancSystem, Inc. (“FIBS”).

The undersigned hereby appoints THOMAS W. SCOTT, proxy of the undersigned, with full power of substitution, to vote all shares of common stock of FIBS held by the undersigned at the Annual Meeting of Shareholders of FIBS to be held on Friday, May 6, 2005, at 8:00 a.m., Mountain Time, at the Casper Petroleum Club, 1301 Wilkins Circle, Casper, Wyoming 82602, or at any adjournment thereof for the following purposes:

1.	To elect as directors the nominees proposed by the Board of Directors of FIBS, to three-year terms, or until their respective successors have been elected and qualified.

Please mark only one of the following options:

For All Nominees Listed Below
Withhold Authority to Vote for the Nominee(s) listed below:
(Instruction: To withhold authority to vote for any nominee(s), write the name of the nominee(s) on the line immediately below.

Nominees for a three-year term expiring in 2008:	Randall I. Scott, Thomas W. Scott, James W. Haugh Michael J. Sullivan, Robert L. Nance, Martin A. White

2.	To ratify the appointment of McGladrey & Pullen LLP as independent certified public accountants for the fiscal year ending December 31, 2005:

FOR	AGAINST	ABSTAIN

3.	In its discretion, the proxy is authorized to vote on such other business as may properly come before the meeting or any adjournment thereof.

This Proxy when properly executed will be voted in the manner directed herein by the undersigned shareholder. If no direction is indicated, the shares represented by this Proxy will be voted at the meeting “FOR” each proposal.

The undersigned hereby acknowledges receipt of the Notice of Annual Meeting of Shareholders and the Proxy Statement furnished therewith. The undersigned hereby revokes any proxies given prior to the date reflected below.

Please sign exactly as your name appears below. When signing as attorney, executor, administrator, trustee, guardian, or corporate official, please add your title.

Dated: , 2005
(Name)

Shares owned as of Record Date:

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS. YOUR VOTE IS IMPORTANT. PLEASE SIGN, DATE AND PROMPTLY RETURN THIS PROXY IN THE ENCLOSED, SELF-ADDRESSED ENVELOPE.